UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): January 26, 2022

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Board of Directors of CVR Energy, Inc. (the “Company”) appointed Michael H. Wright, Jr., 52, to serve as Executive Vice President and Chief Operating Officer of the Company, effective immediately.

Mr. Wright joined the Company as Project Manager of certain of the Company’s subsidiaries in July 2019 and was promoted to Vice President – Capital Projects in December 2019. Prior to joining the Company, Mr. Wright served as Senior Consultant – Refining for Solomon Associates, an energy industry consulting firm from September 2018 to July 2019, and in several senior roles with HollyFrontier Corporation from 2005 to February 2018, a publicly traded independent petroleum refiner, including Vice President – Crude Supply from April 2015 to February 2018. Mr. Wright obtained a Bachelor of Science in Mechanical Engineering and a Master of Business Administration, both from the University of Utah.

In connection with the offer letter entered into with Mr. Wright dated January 26, 2022, Mr. Wright will receive a base annual salary of $500,000. In addition, Mr. Wright will be eligible to receive (i) a bonus under the Company’s performance-based bonus plan at a target of 120% of his respective base salary, subject to the terms of the performance-based bonus plan; (ii) annual inventive awards under or in connection with the Company’s Long Term Incentive Plan dated as of December 26, 2013, as amended (“LTIP”) equal to 120% of his then-current base salary, which awards are generally granted in December of each year; and (iii) a promotion incentive award issued under or in connection with the Company’s LTIP in the amount of $420,000, which award shall be issued on the next regular grant date applicable under the Company’s LTIP procedures and be valued based on the average closing price of the Company’s common stock for the ten trading days immediately preceding such grant date. Each incentive unit that may be granted represents the right to receive, upon vesting, a cash payment equal to the average fair market value of one share of the Company’s common stock in accordance with the award agreement, plus the per share cash value of all dividends declared and paid by the Company from the grant date up to and including the vesting date. The foregoing description of the offer letter is not complete and is qualified in its entirety by reference to the complete text thereof, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

In addition, Mr. Wright will be entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company, including the Company’s Change in Control and Severance Plan (the “Plan”) which provides for severance benefits in the event of a termination of his employment under certain circumstances, as more fully described in the Company’s Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2021, which description is qualified in its entirety by the text of such Plan, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 25, 2018, as such Plan may be amended from time to time.

There are no family relationships between Mr. Wright and any director or executive officer of the Company, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2022

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President and Chief Financial Officer